                                                                    Exhibit 4(b)

                            FIRST AMENDMENT AGREEMENT



      This FIRST AMENDMENT AGREEMENT ("First Amendment"), dated as of October 31, 1997, between GUNTHER INTERNATIONAL, LTD., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as warrant and transfer agent (the "Warrant Agent"), to the Warrant Agreement, dated as of December 20, 1993, between the Company and the Warrant Agent (the "Warrant Agreement").


                                   WITNESSETH:

      WHEREAS, the Company and the Warrant Agent entered into the Warrant Agreement, pursuant to which, among other things, the Warrant Agent agreed to act on behalf of the Company in connection with the issuance, registration, transfer, exchange and exercise of certain Warrants that are scheduled to expire at the close of business December 20, 1997; and

      WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement so as to extend the expiration date of the Warrants to the close of business on December 20, 1998.

      NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Warrant Agreement Definitions. All capitalized terms used in this First Amendment but not defined herein shall have the meanings given to them in the Warrant Agreement. In the event of a conflict between the definitions contained in this First Amendment and those contained in the Warrant Agreement, the definitions contained herein shall prevail.

                                   ARTICLE II

                         AMENDMENTS TO WARRANT AGREEMENT

      2.1 Amendment to Section 6. Effective as of the date hereof, Section 6 of the Warrant Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

            Section 6. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right which may be exercised during a four-year period commencing December 20, 1994 and ending at the close of business on December 20, 1998 to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable Common Shares specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase duly filled in and signed, and upon payment to the order of the Company of the Warrant exercise price, determined in accordance with Sections 11 and 12 herein, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft or postal or express money order payable, in United States dollars, to the order of the Company. No adjustment shall be made for any dividends on any Common Shares issuable upon exercise of a Warrant. The Warrants shall expire at the close of business December 20, 1998.

      Subject to Sections 7 and 8, upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the largest number of whole Common Shares so purchased upon the exercise of such Warrants. The Company shall not be required to issue any fraction of a share of Common Stock. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid provided, however, that if, at the date of surrender of such warrants and payment of such warrant price, the transfer books for the Common Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section during the warrant exercise period, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.


                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Warrant Agreement, except as expressly modified and superseded by this First Amendment, the terms and provisions set forth in the Warrant Agreement are hereby ratified and confirmed and shall continue in full force and effect.

      3.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

            (a)   if to the Company:

                  Gunther International, Ltd.
                  5 Wisconsin Avenue
                  Norwich Industrial Park
                  Norwich, Connecticut 06360
                  Attn: James W. Whitney, President

                  with a copy to:

                  Murtha, Cullina, Richter and Pinney
                  CityPlace I
                  185 Asylum Street, 29th Floor
                  Hartford, Connecticut 06103-3469
                  Attn: Richard S. Smith, Jr.

            (b)   if to the Warrant Agent

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York 10005

      3.2 Successors and Assigns. This First Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither the Company nor the Warrant Agent may assign any of its rights under this First Amendment without prior written consent of the other.

      3.3 Counterparts. This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      3.4 Headings. The headings in this First Agreement are for convenience or reference only and shall not limit or otherwise affect the meaning thereof.

      3.5 Governing Law. THE WARRANT AGREEMENT AND THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

      3.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                    GUNTHER INTERNATIONAL, LTD.



                                    By: /s/ James W. Whitney
                                        --------------------------
                                       James W. Whitney, President



                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY



                                    By: /s/ Carolyn B. O'Neil
                                        ----------------------------

                                    Name:   Carolyn B. O'Neil

                                    Title:  Vice President